UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On August 15, 2024, Mangoceuticals, Inc., a Texas corporation (the “Company”, “we” and “us”) entered into a Consulting Agreement with Veritas Consulting Group, Inc. (“Veritas”), to provide certain investor relations, management consulting and business advisory services to the Company during the term of the agreement, which is for three months, and which may be renewed for an additional three months unless otherwise terminated by either party, and may be terminated by the Company for any reason with 15 days written notice. The agreement contains customary indemnification obligations of the parties. In consideration for agreeing to provide the services under the agreement, the Company issued 150,000 shares of the Company’s restricted common stock upon the parties’ entry into the agreement (which were fully earned upon issuance) and agreed to pay Veritas $7,500 per month in cash. The shares were valued at $0.2877 per share for a total of $43,155.

On August 22, 2024, we entered into a Marketing Agreement with Levo Healthcare Consulting, Inc. (“Levo”), to provide certain digital marketing and advertising services to the Company during the term of the agreement, which is for six months, and which continues on a month-to-month basis thereafter unless otherwise terminated by either party after the initial six months. In consideration for agreeing to provide the services under the agreement, the Company issued 195,000 shares of the Company’s restricted common stock upon the parties’ entry into the agreement, which vest at a rate of 16,250 per month until fully earned for the entire twelve months, and agreed to pay Levo $6,250 per month in cash. The shares were valued at $0.2877 per share for a total of $56,102.

The Company also agreed to grant Levo warrants to purchase 300,000 shares of the Company’s common stock, upon the Company meeting certain milestones, including warrants to purchase 75,000 shares of the Company’s common stock upon the Company reaching each of: (a) 1,000 customers; (b) 2,500 customers; (c) 5,000 customers; and (d) 10,000 customers. The exercise price of such warrants shall be equal to the closing sales price on the applicable date the applicable warrants are earned (or if not a trading day, the last trading day prior thereto). All such earned warrants will be issued within 10 days of the date earned and have a term of three years. The right to receive warrants and any unearned warrants expire upon termination of the agreement or the end of the initial or any renewal term, as applicable.

On September 10, 2024, we entered into a Consulting Agreement with Luca Consulting, LLC (“Luca”), to provide certain management and consulting services to the Company during the term of the agreement, which is for six months unless otherwise earlier terminated due to breach of the agreement by either party. In consideration for agreeing to provide the services under the agreement, the Company issued 650,000 shares of the Company’s restricted common stock to Luca upon the parties’ entry into the agreement (which are earned upon issuance) and agreed to pay Luca $30,000 in cash, payable as follows: (a) $5,000 on the signing of the agreement; and (b) $5,000 on the tenth of each month throughout the remainder of the agreement. The Consulting Agreement includes customary indemnification obligations requiring the Company to indemnify Luca and its affiliates with regard to certain matters. The shares were valued at $0.27 per share for a total of $175,500.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 11, 2024, on April 5, 2024, the Company entered into an Equity Purchase Agreement (the “ELOC”) with the Platinum Point Capital (the “Purchaser”) pursuant to which the Platinum Point Capital committed to purchase up to $25,000,000 of the Company’s common stock pursuant to the terms of the ELOC.

Pursuant to the ELOC, the Company, subject to certain conditions, is able to direct the Purchaser to purchase shares of the Company’s common stock (the “Advance Shares”) in a maximum amount of one hundred percent (100%) of the average daily trading volume over the five trading days preceding the applicable advance date. At any time and from time to time during the 2-year term of the ELOC (the “Commitment Period”), the Company may deliver a notice to Purchaser (the “Advance Notice”) and shall deliver the Advance Shares to Purchaser via DWAC on the next trading day. The purchase price (the “Purchase Price”) for the Advance Shares shall equal 90.0% of the gross proceeds received by the Purchaser for the resale of the Advance Shares during the three consecutive trading days immediately following the date an Advance Notice is delivered (the “Valuation Period”). The closing of an Advance Notice shall occur within two trading days following the end of the respective Valuation Period, whereby the Purchaser shall deliver the purchase price for the shares (the Purchase Price, less clearing costs and transfer agent fees) to the Company by wire transfer of immediately available funds.

On October 1, 2024, the Company delivered an Advance Notice to the Purchaser and sold the Purchaser 2,000,000 shares of common stock pursuant to the terms of the ELOC for $0.26 per share for a total of $521,016, net of fees, discounts and expenses.

The issuance of the shares of common stock discussed above were exempt, and the grant of the warrants, to the extent due as discussed above, will be exempt, from registration pursuant to an exemption from registration provided by, Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances did not/will not involve a public offering, the recipients took/will take the securities for investment and not resale, we took/will take appropriate measures to restrict transfer, and the recipients are each (a) an “accredited investor”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The resale of the shares of common stock issuable pursuant to the ELOC have been registered by the Company under the Securities Act, on a registration statement declared effective by the Securities and Exchange Commission.

On September 26, 2024, Platinum Point Capital converted a total of 140 shares of Series B Preferred Stock of the Company into 718,552 shares of common stock of the Company, in accordance with the terms of the Series B Preferred Stock. The shares were valued at $0.2143 per share for a total value of $154,000.

On October 2, 2024, Platinum Point Capital converted a total of 190 shares of Series B Preferred Stock of the Company into 1,003,842 shares of common stock of the Company, in accordance with the terms of the Series B Preferred Stock. The shares were valued at $0.2082 per share for a total value of $209,000.

The resale of the shares of common stock issuable upon conversion of the Series B Preferred Stock have been registered by the Company under the Securities Act, on a registration statement declared effective by the Securities and Exchange Commission.

We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act for such issuances of common stock upon conversion of the Series B Preferred Stock, as the securities were exchanged by us with our existing security holder in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchanges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: October 2, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer